Exhibit 99.1

DRI Corporation Announces Large Order for Mobitec® Products for Brazilian Bus Operators

Order Potentially Valued at More Than $1 Million USD

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec Group subsidiary in Sweden has received through its 50 percent owned joint venture in Brazil an order for Mobitec® electronic destination sign systems potentially valued at more than $1 million USD.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “The Mobitec® products will be installed on new bus vehicles being built by Caio on behalf of several bus vehicle operators in the Goiania region of Brazil. Deliveries have already commenced and should conclude in fiscal year 2008. We continue to see great opportunities in the international market and, given the present U.S. economic environment, we are indeed fortunate to derive more than 50 percent of our revenue from the international market.”

ABOUT MOBITEC GROUP

A premier supplier of electronic destination sign systems in the Nordic markets, the Company’s Mobitec Group is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties regarding the timing of the deliveries of orders, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com